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                                 Lease Agreement
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          LEESBURG SQUARE                FAMILY STEAKHOUSE OF FLORIDA, INC.
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       Shopping Center Name                       Tenant's Name

                                Table of Contents
                                                                          PAGE #

SECTION   1.0:   BASIC LEASE SUMMARY                                         2

SECTION   2.0:   RENT                                                        4

SECTION   3.0:   CLEANING AND REPAIR OF DEMISED PREMISES                     6

SECTION   4.0:   CONDUCT OF BUSINESS                                         6

SECTION   5.0:   COMMON AREA USE                                             7

SECTION   6.0:   ALTERATIONS, LIENS AND SIGNS                                7

SECTION   7.0:   MAINTENANCE OF DEMISED PREMISES, SURRENDER AND RULES        8

SECTION   8.0:   INSURANCE AND INDEMNITY                                    10

SECTION   9.0:   UTILITIES                                                  11

SECTION   10.0:  PRIORITY OF LEASE                                          11

SECTION   11.0:  ASSIGNMENT AND SUBLETTING                                  11

SECTION   12.0:  WASTE, GOVERNMENTAL AND INSURANCE REQUIREMENTS, AND
                 HAZARDOUS SUBSTANCE                                        12

SECTION   13.0:  PROMOTIONAL FUND                                           13

SECTION   14.0:  DESTRUCTION OF DEMISED PREMISES                            13

SECTION   15.0:  EMINENT DOMAIN                                             14

SECTION   16.0:  DEFAULT OF TENANT                                          14

SECTION   17.0:  ACCESS BY LANDLORD                                         15

SECTION   18.0:  TENANT'S PROPERTY                                          15

SECTION   19.0:  HOLDING OVER; SUCCESSORS                                   16

SECTION   20.0:  QUIET ENJOYMENT                                            16

SECTION   21.0:  MISCELLANEOUS                                              16

SECTION   22.0:  SECURITY AND RENT DEPOSITS                                 18

SECTION   23.0:  TENANT COVENANTS; EASEMENTS                                19

ADDENDUM                                                                    20

EXHIBIT   "A"    SITE PLAN

EXHIBIT   "B"    DESCRIPTION OF LANDLORD'S WORK AND TENANT'S WORK

EXHIBIT   "C"    INTENTIONALLY OMITTED

EXHIBIT   "D"    INTENTIONALLY OMITTED

EXHIBIT   "E"    SIGN SPECIFICATIONS

EXHIBIT   "F"    TENANT'S ESTOPPEL CERTIFICATE FORM

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                                 Lease Agreement
================================================================================

     THIS LEASE AGREEMENT ("Lease") is made and entered into as of the 29th day of January, 1998, ("Execution Date") by and between Excel Realty Trust, Inc., a Maryland corporation ("Landlord"), and Family Steakhouse of Florida, Inc., a Florida corporation ("Tenant").

     WHEREAS, Landlord desires to lease certain space to Tenant, and Tenant desires to take and lease the space from Landlord, which space is more fully described in Section 1.01(d); and

     WHEREAS, that certain space being the building or a portion thereof ("Demised Premises") is located within the Leesburg Square ("Shopping Center"), in the City of Leesburg, County of Lake, State of Florida.

     NOW, THEREFORE, and in consideration of the rents and covenants hereinafter set forth to be kept and performed by the parties, Landlord hereby rents, demises and leases to Tenant, and Tenant takes and leases from Landlord, the Demised Premises upon the following terms and conditions:

                                   Section 1.0
                               BASIC LEASE SUMMARY

1.01 This Lease is entered into pursuant to the following terms and conditions, more particularly set forth herein:

     a.   Shopping Center Name: Leesburg Square
          Address: 2259 N. Citrus Boulevard
          City: Leesburg                      County: Lake                       State: Florida

     b.   Landlord's Address for Notices:                        Landlord's Address for Rent Payments:
          Excel Realty Trust, Inc.                               Excel Realty Trust, Inc.
          16955 Via Del Campo, Suite 110                         Post Office Box 501428
          San Diego, California 92127                            San Diego, California 92150-1428
          Attention: Vice President, Director of Leasing
          Phone: 619-485-9400

     c.   Tenant's Address for Notices:                          Tenant's Address for Billing:
          Family Steakhouse of Florida, Inc.                     Family Steakhouse of Florida, Inc.
          Trade Name: Ryan's Family Steakhouse                   Address: 2259 N. Citrus Boulevard
          Address: 2113 Florida Boulevard                        City, State, Zip: Leesburg, FL 32748
          City, State, Zip: Neptune, FL 32233                    Attention: Edward Alexander
          Attention: Edward Alexander                                       ----------------
                     ----------------
          Phones: Office:(904) 249-4197                          Store: TBD           Other:

     d. Demised Premises. Commonly referred to as 2259 N. Citrus Boulevard, Major Anchor "C", containing approximately 10,191 sq. ft. with dimensions of 114' (frontage) x 89'5", as depicted on Exhibit "A" attached hereto and made a part hereof.

     e.   Estimated Delivery Date: 2/1/98
          Lease Commencement Date: 2/1/98
          Rent Commencement Date: the earlier of (i) one hundred twenty (120) days after Landlord delivers the Demised Premises to Tenant or
               (ii) when Tenant opens for business.
          Lease Expiration Date: 01/31/08

          If the "Actual Delivery Date" is earlier or later than the "Estimated Delivery Date" hereinabove by more than fifteen (15) days, then, in order to establish a new Lease Commencement Date, Rent Commencement Date and Expiration Date, Landlord and Tenant shall enter into written agreement within ten (10) days after the "Actual Delivery Date".

     f.   Lease Term: Ten (10) Years
          Options: One (1) Five Year

     g.   Rent Due Date & Late Fee.

          Due Date:         1st of Month       Late Date:         10th of Month
          Late Fee:         5%                 Interest Rate:     1.5% per month

     h.   Minimum Annual Rental.

          Period            Annual             Month              Annual PSF

          Years 1- 10       $81,528.00         $6,794.00          $8.00

          Option Period

          Years 11-15       $105,986.40        $8,832.20          $10.40

     i    Additional Rent.
          CAM & Insurance (See Section 5.02):                   $1,070.05    Estimate
          Taxes (See Section 2.07):                             $569.00      Estimate
          Promotions (See Section 13.01):                       n/a          Estimate
          Privilege/Sales and Use Tax (See Section 2.07(c):     $590.31      Estimate
                                                                ---------
          Total Monthly Estimate for Minimum
          Annual Rental and Additional Rent:                    $9,023.36    First Year

          Privilege Tax:    7%

          Percentage Rents (See Section 2.02). None

          Due Date:                  n/a
          Reporting Frequency:       n/a
          Payment Frequency:         n/a
          Percentage:                n/a                        Initial Breakpoint: n/a

     j.   Security Deposit (See Section 22.01).        $0
          Rent Deposit (See Section 22.03).            $0

     k.   Tenant's Insurance Requirements.

          Public Liability and Property Damage:   $1,000,000.00 CSL
          Personal Property:                      Full replacement
          Other:                                  Plate Glass, Liquor Liability,
                                                  if applicable.

     l. Signs. Drawings and specifications shall be completed in accordance with Exhibit "E" attached hereto and made a part hereof and have been submitted to Landlord for its written approval prior to installation of exterior signs. Tenant agrees that its signage must comply with applicable governmental regulations and requirements. Landlord agrees to grant Tenant the right, subject to any and all governmental approvals, to have signage (i) on the Shopping Center pylon at U.S. 441 in space previously occupied by Fashion Bug, (ii) on the Shopping Center pylon at County Road Bypass in space previously occupied by Fashion Bug, (iii) on the front elevation of the Demised Premises, and
          (iv) on the north wall of space "19". All costs and expenses to secure signage will be borne by Tenant. In the event of any conflict between Exhibit "E-1" and Exhibits "E-2" through "E-5", Exhibits "E-2" through "E-5" shall be controlling.

     m. Permitted Use. Tenant shall use the Demised Premises solely for the purpose of conducting the business of a steakhouse and buffet with steak and beef as its primary menu items, Tenant will not use or permit any part of the Demised Premises to be used for any other purpose.

     n. Broker: Jon Rose - Charles Wayne Properties and Bernie Hoone - Tyre and Taylor

     o. Condition of Demised Premises. Upon delivery of the Demised Premises by Landlord, Tenant shall accept the Demised Premises in |x| "As Is" condition or |_| upon substantial completion of Landlord's Work, as set forth in Section I of Exhibit "B", or |_| upon substantial completion of Landlord's Work, as set forth in Section II of Exhibit "B", attached hereto and made a part hereof.

     p. Guarantor(s) -- (include spouse of individual guarantors, home address and business address). None

     q.   Other Lease Notes. See attached Addendum.

     r. Special Conditions of Lease. Tenant agrees to keep all terms and conditions of tile Lease confidential and not discuss rents, terms or conditions of the Lease with any existing or future tenants. Breach of confidentiality shall be deemed a default under the Lease. Landlord may pursue any and all default remedies available under the Lease against Tenant, including any legal remedies.

     s. Tenant agrees to operate its business during normal business hours opening for business no later than 7:30 a.m. and closing no earlier than 11:00 p.m., seven (7) days per week, holidays excluded.

     t. Effect of Reference to the Basic Lease Summary. Each of the provisions contained in the Basic Lease Summary herein shall be construed to incorporate references contained thereto in other provisions in the Lease and shall be limited by such provisions. Each reference in the Lease to any of the provisions in this Section 1.01 shall be construed to incorporate all of the terms provided under each such provision. In the event of any conflict between Section 1.01 and the Lease, the Lease shall be controlling.

     1.02 Demised Premises & Use of Common Area. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, at the rental and upon the covenants and conditions hereinafter set forth, the Demised Premises, crosshatched in red on Exhibit "A". The use and occupancy by Tenant of the Demised Premises shall include the right to use, in common with others entitled thereto, the Common Area, as defined in Section 5.03, employee parking areas, service roads, loading facilities, sidewalks and customer parking areas of the Shopping Center, and such other facilities as may be designated from time to time by Landlord, subject, however, to the terms and conditions of the Lease. Landlord may designate certain portions of the parking areas as reserved for use of certain tenants or customers of certain tenants at Landlord's sole discretion. All parking rights are subject to applicable governmental ordinances and regulations. See Addendum

     1.04 Commencement of Rental and Other Charges. Tenant's obligation to pay Minimum Annual Rental shall commence on the Rent Commencement Date, as set forth in Section 1.01(e) unless Landlord is to perform Landlord's Work, in which event the Rent Commencement Date shall be the earlier of (i) thirty (30) days after Landlord notifies Tenant in writing that the Demised Premises are substantially complete and are delivered to Tenant ("Delivery Date") or (ii) Tenant opens for business to the public. The term "substantially complete" as used in the Lease shall mean that the work, if any, to be performed by Landlord as described in Exhibit "B", attached hereto and made a part hereof, has been completed with the exception of minor items which can be completed without material interference with the installation of fixtures or improvements for Tenant's business. Tenant, prior to the Lease Commencement Date, shall with the prior consent of Landlord be permitted to install fixtures and equipment. Any work done by Tenant prior to completion of Landlord's Work shall be done In a manner as will not interfere with the progress of Landlord's Work. Landlord shall have no liability or responsibility for loss or damage to fixtures, equipment or other property of Tenant so installed or placed in the Demised Premises.

     1.05 Lease Term. The Lease shall become fully effective and binding as of the Execution Date. The "Lease Term" shall mean that period commencing upon the Lease Commencement Date and continuing through the Lease Expiration Date, unless sooner terminated as provided under the Lease or by law.

     1.06 Tenant's Work. Tenant shall make all necessary improvements to the Demised Premises to operate Tenant's business, including Tenant's Work, as set forth in Exhibit "B". Tenant's Work shall comply with all applicable statutes, ordinances, regulations, and codes and shall strictly comply with the requirements of Section 6.0. Tenant may not enter upon or puncture the roof or interfere with the sprinkler system without the prior written consent of Landlord, as required under Section 6.01. Tenant agrees, at its sole cost and expense, to obtain and maintain public liability insurance and worker's compensation insurance to fully protect Landlord as well as Tenant from and against any and all liability for death or injury to person, or damage to property, caused by the construction of Tenant's Work.

     1.07 Shopping Center Provisions. No rights or remedies shall accrue to Tenant arising out of the failure of Landlord to construct or lease any other parts of the Shopping Center or from any changes in occupancy by tenants in the Shopping Center except as otherwise provided in the Exclusive Use covenant to Tenant as stated in the Addendum. It is understood that Exhibit "A" sets forth the general layout of the Shopping Center but shall not be deemed as a warranty, representation or agreement on the part of Landlord that the Shopping Center layout will be or continue to be exactly as depicted thereon. Landlord reserves the right from time to time, at its sole discretion, and without the consent of Tenant to (i) change the number, size, height (including additional stories) or locations of the buildings or Common Area In the Shopping Center as Landlord may deem appropriate provided access and parking materially remains the same; (ii) change or modify any means of ingress or egress; (iii) construct building(s) and/or kiosk(s) on or in the Common Area; or (iv) add additional land or buildings or both to the Shopping Center.

     1.08 Tenant's Proportionate Share. Tenant shall pay its proportionate share of operating expenses including taxes, insurance and Common Area maintenance expenses ("Additional Rent"), as more particularly set forth in the Lease. As used in the Lease, the term "Proportionate Share" shall be equal to a fraction, the numerator of which shall be the number of square feet of leasable floor area in the Demised Premises and the denominator of which shall be the number of square feet of leasable floor area in the Shopping Center, whether leased, vacant or occupied. Provided, however, if a tenant in the Shopping Center maintains its own premises or separately meters its utilities or separates its parcel or insures its own premises, the denominator shall be adjusted accordingly. Tenant's Proportionate Share as of the Execution Date is eleven percent (11%), which is subject to adjustment in the event floor area should change.

                                   Section 2.0
                                      RENT

     2.01 Minimum Annual Rental. Effective upon the Rent Commencement Date, Minimum Annual Rental hereunder shall be as set forth in Section 1.01(h) and payable in monthly installments in advance, without set off, on the first day of each month throughout the Lease Term at the office of Landlord, as set forth in
Section 1.01(b), or at such other place designated by Landlord, without any prior demand. Minimum Annual Rental for any fractional month shall be prorated and payable in advance. A Fifty Dollar ($50.00) handling fee will be imposed on all Tenant checks returned to Landlord for insufficient funds, and all future payments due shall be made with certified funds or a cashiers check.

     2.07 Taxes. Effective upon the Rent Commencement Date, Tenant shall pay to Landlord as Additional Rent its Proportionate Share of all real estate taxes, special taxes and governmental assessments for the Shopping Center (excluding any tenants separately taxed), at least thirty (30) days prior to delinquency. The initial estimate shall be as set forth in Section 1.01(i). Landlord, at its option, may obtain separate taxable status for the Demised Premises, and in such event, Tenant's tax contribution shall be based thereon.

     (a) Right to Contest Assessments. Landlord may contest any and all such real estate taxes. If the result of any such contest shall be a reduction in the amount so contested, that portion of any refund, reduction, credit or recovery from the taxing authorities with respect to such real estate taxes which is in the same proportion of the total refund or recovery as Tenant's share of taxes, shall belong to Tenant, and the balance shall belong to Landlord. The cost of any such contest shall be paid as Additional Rent in the same Proportionate Share as the real estate taxes are paid.

     (b) Real Estate Tax. Real estate taxes shall mean (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing or judicial authority against the Shopping Center Improvements or land upon which the Shopping Center is located, together with all taxes levied upon or assessed against the personal property of Tenant; (ii) any tax on Landlord's right to receive, or the receipt of, rent or income from the Shopping Center or against Landlord's business of leasing the Shopping Center; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Shopping Center by any governmental agency; (iv) any tax imposed upon this transaction, or based upon a re-assessment of the Shopping Center due to a change In ownership or transfer of all or part of Landlord's interest in the Shopping Center; and (v) any charge or fee replacing any tax previously included within the definition of real property tax.

     (c) Privilege Tax. Tenant shall pay to Landlord the Privilege Tax, as set forth in Section 1.01(i), which shall be a percentage of the Minimum Annual Rental and Additional Rent paid by Tenant to Landlord.

     "Privilege Tax" shall mean any assessment, tax, levy or charge allocable to or measured by the area of the Demised Premises leased by Tenant or the Minimum Annual Rental and Additional Rent payable by Tenant, including but not limited to, any gross Income tax with respect to the receipt of such Minimum Annual Rental, or upon or concerning the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Demised Premises by Tenant.

     2.08 Late Charges. All past due Minimum Annual Rental, Additional Rent or other charges due under the Lease shall be assessed a five percent (5%) late charge. Such charge shall be deemed Additional Rent and Landlord may in its sole discretion, deduct such charge from the Security Deposit. Additionally, all past due Minimum Annual Rental, Additional Rent and other charges due under the Lease shall accrue interest at 1.5% per month or the maximum amount permitted by law, whichever is greater, and may likewise be deducted by Landlord from the Security Deposit.

                                   Section 3.0
                     CLEANING AND REPAIR OF DEMISED PREMISES

     3.01 Landlord's Obligations. Landlord shall deliver the Demised Premises to Tenant in broom clean condition, with the HVAC, plumbing, electrical systems and equipment in good condition. Landlord expressly agrees that the HVAC equipment will be serviced prior to the delivery of the demised premises to tenant. Except as set forth herein, the respective obligations of Landlord and Tenant regarding maintenance and repairs are governed by Section 7.0.

                                   Section 4.0
                               CONDUCT OF BUSINESS

     4.01 Use of Demised Premises. Tenant shall use the Demised Premises solely for the purpose set forth in Section 1.01(m) and shall operate under the trade name set forth in Section 1.01(c), and for no other business or purpose or under any other name without the prior written consent of Landlord. Said consent may be subject to conditions as Landlord deems appropriate, at its sole and absolute discretion.

     4.02 Operation of Business. Tenant shall continuously operate and keep open to the public the entire Demised Premises during the Lease Term and any renewal thereof with due diligence and efficiency, maintain adequate personnel for efficiently accommodating its customers. The Demised Premises shall not be used in any manner that would necessitate (in accordance with any requirement of law or of any public authority) the making of an addition or alteration in or to the Demised Premises by Landlord. Tenant shall, at a minimum, keep the store open during normal business hours as described in Section 1.01(s).

     4.03 Duties and Prohibited Conduct. Tenant shall not use the Demised Premises, or permit or fail to prevent the Demised Premises to be used (i) for any purpose or in any manner that violates any legal requirement and/or the requirements of the insurance underwriter(s) of the Shopping Center; (ii) for the sale, rental or display of pornography, nudity, graphic violence, drug paraphenalia, or any goods and/or services that, in the sole and absolute discretion of Landlord, are inconsistent with the image of a community or family-oriented shopping center; (iii) as a massage parlor, adult bookstore or second-hand store; (iv) to conduct an auction, distress, fire, bankruptcy or going-out-of-business sale or similar sales; (v) to operate any video, pinball or other gaming machines except for one skill crane toy machine which may be installed in the demised premises; or (vi) to keep live animals of any kind unless otherwise permitted by the Lease. Tenant shall keep the Demised Premises, and every part thereof, in a clean and wholesome condition, free from any objectionable noises, loud music, odors or nuisances. If the Permitted Use includes the sale and/or preparation of food, Tenant shall at all times maintain a health department rating of "A" (or such other highest department or similar rating as is available). Tenant shall not violate any existing "exclusive" or "restrictive" Lease covenants of any tenant(s) in the Shopping Center. Landlord covenants with Tenant that Tenant's Permitted Use does not violate any existing "exclusive" or "restrictive" lease covenants of any tenant(s) in the Shopping Center.

                                   Section 5.0
                                 COMMON AREA USE

     5.01 Control of Common Area by Landlord. The Common Area shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, revoke, modify and enforce reasonable rules and regulations with respect to all or any part of said Common Area, provided, however, said rules and regulations do not materially effect the amount of parking spaces for Tenant's customers and employees or materially alter access to the Demised Premises. Landlord shall also have the right to close all or any portion of said Common Area to such extent as may, in the opinion of Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; and to do and perform such other acts in and to said Common Area and improvements, and/or revise and develop the same, as Landlord shall determine to be advisable, with a view to the improvement of the convenience and use thereof by the tenants of the Shopping Center and their customers, provided adequate, and reasonably comparable, access to and parking for the Demised Premises is maintained.

     5.02 Common Area Maintenance Contribution. During each calendar year or any portion thereof during the Lease Term and any renewal thereof, Tenant will pay to Landlord as Additional Rent its Proportionate Share of the Common Area maintenance expenses ("CAM"); however, if any CAM expense is increased because of Tenant's use, Tenant shall pay said additional expense within thirty (30) days after receipt of a detailed statement from Landlord. Tenant's share of such costs shall be estimated by Landlord on an annual basis for each calendar twelve
(12) month period ending on December 31, prorating any partial Lease Year. The initial estimate shall be as set forth in Section 1.01(i) which Tenant shall pay in monthly installments on the first day of each month in advance. If Tenant's Proportionate Share of such CAM expenses for any Lease Year shall exceed Tenant's payments, then within thirty (30) days after Tenant's receipt of a detailed statement, Tenant shall pay the difference to Landlord. If the statement indicates an overpayment by Tenant, then Tenant shall be entitled to offset such overpayment against obligations next accruing under the Lease.

     5.03 Operating Costs. For the purpose of this Section 5.03, "CAM" shall mean the total costs and expense incurred in operating, managing, maintaining, repairing, relocating, modifying, renovating and replacing the Common Area, including without limitation the property management fee, costs of maintaining and repairing the roof (excepting the replacement thereof), detention ponds, porches, sprinkler system, utility lines, resurfacing or patching parking areas, line painting, sidewalks and curbs, security and traffic control, security alarm systems, gardening, watering and landscaping, lighting, maintenance of sanitary control, Common Area utilities, snow and ice removal, drainage, rubbish and other refuse, including any required recycling costs, costs to remedy and/or comply with governmental matters, repair or installation of equipment for energy-saving or safety purposes, reserves for future maintenance and repair work, to be used as necessary at Landlord's reasonable discretion, costs associated with any merchants' association, depreciation on equipment and machinery used in maintenance, cost of personnel and management required to provide such services, any Capital Expenditures, as hereinafter defined, insurance which shall include public liability and umbrella insurance, fire and extended coverage, all risk, including flood and earthquake, and such other items of cost and expense which relate to proper maintenance of the Common Area, including those made in a tenant's premises but for the benefit of all tenants in the Shopping Center plus ten percent (10%) of all of the foregoing costs to cover the administrative cost relative to the Common Area ("Administrative Fee").

     "Common Area" shall mean all areas, space, equipment, and special services provided by Landlord for common or joint use and benefit of the tenants, their employees, agents, servants, customers and invitees, including without limitation roofs, walls, parking areas, access roads, driveways, retaining walls, landscaped and vacant areas, loading facilities, pedestrian malls, walkways, ramps, wash rooms, fountains, shelters, signs, security, lighting fixtures and equipment, cost of utility service, and the facilities appurtenant to each of the aforesaid, and any other facilities maintained for the benefit of the Shopping Center. Landlord shall have the right to modify, expand or reduce the Common Area from time to time as deemed reasonable by Landlord.

     "Capital Expenditures" shall mean an expenditure which in accordance with generally accepted accounting practices are not fully chargeable to current expense in the year the expenditure is incurred. Charges for capital expenditures shall be limited to the replacement of Common Area. Amortization may be, in lieu of the full cost of such item amortized, over its useful life.

     5.04 Extended Hours Services. If Tenant desires to operate its business in the Demised Premises for more than ten (10) hours beyond the normal Shopping Center hours of operation, Tenant shall request Landlord's permission to do so, which request shall be subject to Landlord's approval. Thereafter, Tenant shall notify Landlord of any changes in the times or dates of the extended hours of operation. Landlord will provide those extended hours services that it deems necessary provided, however, in time event Tenant requires in excess of ten (10) additional hours of extended hours services, beyond Tenant's standard business hours, as set forth in Section 1.01(s). Tenant shall reimburse Landlord for the increased costs incurred by Landlord for such extended hours services, including without limitation, lighting, security, utilities and Landlord's Administrative Fee with respect to all such expenses. Tenant shall pay such Increased costs as part of Additional Rent in accordance with Section 5.03.

     5.05 Security Officers. Tenant acknowledges that if Landlord provides security officers for the Common Area, Landlord does not represent, guarantee or assume responsibility that Tenant will be secure from any claims relating to such security officers. Landlord shall have no obligation to hire, maintain or provide such services, which may be withdrawn or charged at any time with or without notice to Tenant or any other person and without liability to Landlord.

                                   Section 6.0
                          ALTERATIONS, LIENS AND SIGNS

     6.01 Alterations. The requirements of this Section 6.01 shall apply to Tenant's Work as described in Section 1.06 and any alterations thereafter. Tenant shall not, without Landlord's prior written consent, either make or cause to be made any alterations, including additions and Improvements, to the Demised Premises or to any exterior signs, shades or awnings. Landlord's consent shall be at its sole and absolute discretion. Any alterations consented by Landlord shall be made at Tenant's sole expense. Tenant shall provide its own trash containers for construction debris and use service entrances to the Demised Premises, if any. Tenant shall secure any and all governmental permits, approvals or authorizations required in connection with any such work and shall hold Landlord harmless from any and all liability, costs, damages, expenses (including attorney's fees) and liens resulting therefrom. All alterations (expressly including all light fixtures and floor coverings, except trade fixtures, appliances and equipment that do not become a part of the Demised Premises), shall immediately become the property of Landlord. At Landlord's request, Tenant shall utilize only contractors or subcontractors who have contracts in effect at the time the improvements are made with the respective building trade unions which traditionally and normally perform the work of the crafts involved in such work. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans,

     6.02 Tenant Shall Discharge All Liens. Tenant shall promptly pay its contractors and materialmen for all work performed by Tenant, so as to prevent the assertion or imposition of liens, encumbrances or charges upon or against the Demised Premises, and shall, upon request, provide Landlord with lien waivers. In the event any lien or notice of lien shall be asserted or filed, Tenant shall bond against or discharge the same within ten (10) days after written request by Landlord. In the event Tenant fails to remove said lien within said ten (10) day period, Landlord may, at its sole option, elect to satisfy and remove the lien by paying the full amount claimed or otherwise, without investigating the validity thereof, and Tenant shall pay Landlord upon demand the amount paid out by Landlord on Tenant's behalf, including Landlord's costs and expenses incurred with interest at the maximum legal rate or Tenant shall be in default hereunder. Landlord's election to discharge liens as provided hereunder shall not be construed to be a waiver or cure of Tenant's default hereunder.

     Tenant covenants and agrees to keep the Demised Premises free of mechanic's and materialmen's liens and other liens of like nature other than liens created or claimed by reason of any work done by the Landlord or its agent, and at all times to fully protect and indemnify Landlord against all attorney's fees and other costs and expenses arising out of or incurred by reason of or on account of such claim or lien. Landlord shall have the right to post and maintain on the Demised Premises a notice of non-responsibility, and to such other things as may in Landlord's judgement be necessary to protect against such mechanic's and materialmen's liens as are provided for In the law of the state in which the Demised Premises is located.

     6.03 Signs, Awnings and Canopies. Tenant will not, without Landlord's prior written consent at Landlord's sole discretion, place or suffer to be placed or maintained upon the roof or on any exterior door, wall or window of the Demised Premises, any sign, awning or canopy, or advertising matter or other thing of any kind, and will not without such consent place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Demised Premises. All signs, awnings, canopies, decorations, lettering, advertising matter or other thing so installed by Tenant shall at all times be maintained by Tenant, at its expense, in good condition and repair. Landlord reserves the exclusive right to use for any purpose whatsoever the roof and exterior of the walls of the Demise Premises of the building of which the Demised Premises are a part. If Tenant installs any sign that does not meet Landlord's sign criteria, Landlord shall have the authority without liability to remove and store the subject sign and repair all damage caused by the removal of the sign. All expenses Landlord incurs shall be immediately paid by Tenant Landlord reserves the right to remove Tenant's sign during any period when Landlord repairs, restores, constructs or renovates the Demised Premises of the building of which the Demised Premises are a part, provided, however, Landlord shall re-install Tenant's signage at Landlord's sole expense.

                                   Section 7.0
              MAINTENANCE OF DEMISED PREMISES, SURRENDER AND RULES

     7.01 Maintenance, Repair, and Replacement by Tenant. Tenant shall, at its sole cost and expense, at all times repair, maintain, and replace (i) the interior of the Demised Premises, together with exterior entrances, all glass and all window moldings; (ii) all fixtures, partitions, ceilings, floor coverings and utility lines within the Demised Premises, and all plumbing and sewage facilities within the Demised Premises including free flow up to utility owned sewer lines; and (iii) all doors, door openers, equipment, machinery, appliances, signs and appurtenances thereof (including lighting, heating, air conditioning, and plumbing equipment and fixtures within the Demised Premises, in conformity with governmental regulations and all rules and regulations of the Board of Fire Underwriters, in good order, condition, maintenance and repair. If any item which Tenant is obligated to repair cannot be fully repaired, Tenant shall promptly replace such item, regardless of whether the benefit of such replacement extends beyond the Lease Term and any renewal thereof.

     7.02 Performance of Work by Landlord. If Tenant refuses or neglects to repair, replace, or maintain the Demised Premises, or any part thereof, in a manner reasonably satisfactory to Landlord, Landlord shall have the right but not the obligation, upon giving Tenant ten (10) days written notice of its election to do so except in the case of an emergency where notice is not practical, to enter the Demised Premises and make such repairs or perform such maintenance or replacements on behalf and for the account of Tenant. Nothing herein contained shall imply any duty of Landlord to do work that Tenant is required to do under the Lease, nor shall Landlord's performance of any repairs on behalf of Tenant constitute a waiver of Tenant's default in failing to do the same. No exercise by Landlord of any rights herein reserved shall entitle Tenant to any compensation, damages or rent abatement from Landlord for any injury or inconvenience occasioned thereby. If Landlord performs any maintenance or other obligations that Tenant is required to perform under the Lease, Tenant shall upon demand pay to Landlord the costs and expenses incurred by Landlord in doing same or deposit with the Landlord the anticipated amounts thereof, plus the Administrative Fee.

     Service Contracts. Tenant shall contract with a qualified Heating, Ventilation and Air Conditioning ("HVAC") service company approved by Landlord for the monthly maintenance and the repair and replacement, as necessary, of the HVAC within the Demised Premises. Tenant shall contract with a qualified service company for the cleaning and maintenance of any grease traps which are Tenant's responsibility to maintain. Tenant shall provide Landlord with a copy of any contract required hereunder within thirty (30) days after the Lease Commencement Date, together with a copy of any subsequent contracts within ten (10) days after their execution, including all contract renewals. If Tenant fails to provide copies of said service contracts or maintain as required, Landlord shall have the option to obtain a service contract, at Tenant's expense.

     7.04 Landlord's Obligations. Subject to Section 14.0, the structural portions of the Demised Premises, the roof (excepting maintenance and repair), exterior walls and the foundations, plumbing, electrical and utility connections to the Demised Premises, shall be maintained and/or replaced by Landlord, except when the condition requiring such repairs shall result from Tenant's act or the fault of Tenant, its officers, agents, customers or employees. In the event Landlord fails to commence repairs it is obligated hereunder to make within thirty (30) days after written notice from Tenant specifying the necessary repairs and providing that the repairs are actually necessary, Tenant may make such repairs and be entitled to credit the next accruing Minimum Annual Rental from Landlord for the reasonable costs of said repairs.

     7.05 Surrender of Demised Premises. At the expiration of the tenancy hereby created, Tenant shall peaceably surrender the Demised Premises, including all alterations, additions, improvements, decorations and repairs made thereto (but excluding all trade fixtures, equipment, signs and other personal property installed by Tenant, provided that in no event shall Tenant remove any of the following materials or equipment without Landlord's prior written consent: any freestanding signs, any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; or other similar building operating equipment and decorations), broom clean and in good condition and repair, reasonable wear and tear excepted, without any damage, injury or disturbance. Tenant shall remove all its personal property not required to be surrendered to Landlord before surrendering the Demised Premises as aforesaid and shall repair any damage to the Demised Premises caused thereby. Any personal property remaining in the Demised Premises at the expiration of the Lease Term shall be deemed abandoned by Tenant, and Landlord may claim the same and shall in no circumstances have any liability to Tenant therefor. Upon expiration, Tenant shall also surrender all keys for the Demised Premises to Landlord and, if applicable, inform Landlord of any combinations of locks or safes in the Demised Premises. If the Demised Premises are not surrendered at the end of the Lease Term as set forth hereunder, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Demised Premises, including without limitation, claims made by any succeeding tenant founded on such delay. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Lease Term.

     7.06 Rules and Regulations. Tenant agrees as follows:

     (a) The delivery or shopping of goods, merchandise, supplies and fixtures to and from the Demised Premises shall be subject to such rules and regulations as in the judgment of Landlord are necessary for the proper operation of the Shopping Center.

     (b) No loud speakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside the Demised Premises without the prior written consent of Landlord.

     (c) Tenant shall not place or permit any obstructions or merchandise on the sidewalk or in the outside areas immediately adjoining the Demised Premises or other common facilities and shall not use such areas for business purposes other than for ingress and egress.

     (d) Tenant and its employees shall park their cars only in those portions of the parking area designated by Landlord.

     (e) Tenant shall have full responsibility for protecting the Demised Premises and the property located therein from theft and robbery.

     (f) Tenant shall not permit on the Demised Premises any act or practice which is unlawful, immoral, or which might injure the reputation of the Shopping Center. Furthermore, Tenant shall not display, sell, or store, any sexually explicit materials and/or drug paraphernalia in or about the Demised Premises.

     (g Tenant, its employees, agents and invitees shall not solicit business In the parking or Common Area nor shall Tenant distribute or place handbills or other advertising matter in or on automobiles parked in the parking or Common Area.

     (h) Tenant shall not conduct any auction, fire, bankruptcy sales or close out sales in the Demised Premises.

     (i) Tenant shall keep the Demised Premises free and clear of rodents, bugs and vermin. Tenant shall use, at its cost and at such intervals as Landlord shall reasonable require, a reputable pest extermination contractor to provide extermination services in the Demised Premises.

     (j) Tenant shall keep the Demised Premises and adjacent area orderly, neat, clean and free from rubbish and trash at all times and to permit no refuse to accumulate around the exterior of the Demised Premises. Tenant shall not burn any trash, rubbish or garbage in or about the Demised Premises. Trash shall be stored in a sanitary and inoffensive manner inside the Demised Premises or In screened areas approved by Landlord, and Tenant shall cause the same to be removed at reasonable intervals.

     (k) The Demised Premises shall be open for business Monday through Saturday, except legal holidays, during the minimum hours established by Landlord as set forth In Section 1.01(s).

     (l) To use or permit the use of the Common Area by others to whom Landlord may grant or may have granted such rights in such manner as Landlord may from time to time designate, including but not limited to truck and trailer sales and special promotional events.

     (m) Tenant shall not display any banners or signs outside the Demised Premises nor conduct any sidewalk sales or displays except as part of a coordinated promotional program throughout the Shopping Center.

     Landlord reserves the right from time to time to amend or supplement the foregoing rules and regulations and to adopt and promulgate reasonable additional rules and regulations applicable to the Demised Premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to Tenant in writing. Tenant agrees to comply with all such rules and regulations, and Tenant shall be responsible for the observance of these rules and regulations by Tenant's employees, agents and invitees. The foregoing rules are solely for the benefit of Landlord, and Landlord shall have no obligation to enforce such rules for the benefit of Tenant. Landlord, at its option, may waive certain rules with respect to individual tenants. If Tenant violates any rule, Landlord may notify Tenant that Tenant is in default.

                                   Section 8.0
                             INSURANCE AND INDEMNITY

     8.01 Property Insurance. Tenant shall at all times keep and maintain in full force and effect, at its sole cost and expense, all risk property insurance coverage, which shall include fire and extended coverage, flood and earthquake protecting Tenant from loss, damage or injury by whatever means, with respect to Tenant's improvements, furniture, fixtures, machinery, equipment, stock or trade, and all other items kept, used, or maintained by Tenant in, on, or about the Demised Premises providing protection to the extent of 100% replacement value.

     8.02 Waiver of Subrogation. Landlord and Tenant, and all parties claiming under them mutually release each other party from all claims or liability for damage due to any act or neglect of the other party (except as hereinafter provided) occasioned to property owned by said parties which is or might be incidental to or the result of a fire or any other casualty against loss from which either of the parties is now carrying or hereafter may carry insurance. Provided, however, that the releases herein contained shall not apply to any loss or damage occasioned by the willful acts of either of the parties hereto. The parties further covenant that any insurance obtained on their respective properties shall contain an appropriate provision whereby the insurance company or companies consent(s) to the mutual release of liability contained in this
Section 8.02.

     8.03 Increase in Insurance Premiums. Tenant agrees not to keep, use, sell or offer for sale, in or upon the Demised Premises, any articles or goods which may cause the insurance premiums to increase. Tenant agrees to pay upon demand any increase in premium resulting from the use of the Demised Premises by Tenant, whether or not Landlord has consented to such use.

     8.04 Liability Insurance. Tenant shall keep in full force and effect, at its sole cost and expense, a policy of public liability and property damage Insurance with respect to the Demised Premises and the business operated by Tenant for the joint benefit of Tenant and Landlord, naming Landord as additional insured. The limits of coverage shall not be less than $1,000,000 per occurrence for bodily and/or personal injuries and $1,000,000 per occurrence for property damage liability or a combined single limited of $1,000,000. Further, Tenant shall obtain, at its own expense, all insurance coverages required by law to operate its business, including workers compensation insurance.

     8.05 Indemnification of Landlord. Tenant will protect, indemnify, defend and save harmless Landlord, its agents and servants, from and against all claims, demands, liabilities and expense (including costs and attorney fees) in connection with loss of life, bodily injury, personal injury and/or damage to property of whatever kind or character, howsoever caused, arising from or out of any occurrence in, upon or about the Demised Premises, or in the occupancy or use by Tenant of the Demised Premises.

     8.06 Plate Glass Insurance. Tenant shall keep and maintain in force during the Lease Term or any renewal thereof, plate glass Insurance upon windows and doors in the Demised Premises.

     8.07 Liquor Liability Insurance. In the event that at any time during the Lease Term or any renewal thereof, beer, wines or other alcoholic liquors or beverages are sold or given away upon or from the Demised Premises (it being understood and agreed, however, that the foregoing provisions shall not authorize the use of the Demised Premises for such purposes without the express consent of Landlord being set forth otherwise in the Lease), Tenant shall, at its sole expense, obtain, maintain and keep in force, adequate liquor liability insurance protecting both Tenant and Landlord in connection therewith within policy limits acceptable to Landlord. In the event Tenant shall fail to procure such Insurance where applicable, Landlord may procure the same at Tenant's expense. In the event such insurance is not carried, sales of the foregoing products shall be suspended until such coverage is in force.

     8.08 Insurance Policy. The insurance required in this Section 8.0 shall be in form approved by Landlord, shall name Landlord and Tenant as the insured, and shall contain a clause that the insurer will not cancel, materially modify or fail to renew the insurance without first giving Landlord thirty (30) days prior written notice. The insurance shall be with an insurance company approved by Landlord, authorized to do business In the state and have a policyholder's rating of no less than "A-1" in the most current edition of Best's Insurance Reports. A Certificate of Insurance shall be delivered to Landlord prior to delivery of the Demised Premises by Landlord to Tenant and at each renewal thereafter. The policy shall insure Tenant's performance of the indemnity provisions of Section 8.05 hereof. It is hereby understood and agreed that Tenant's insurance coverages shall be primary and that any insurance coverages of the Landlord shall be non-contributing.

                                   Section 9.0
                                    UTILITIES

     9.01 Utility Charges. Tenant shall be solely responsible for and promptly pay all charges for heat, water, gas, sewer, electricity, or any other utilities or services attributable to the Demised Premises. Landlord may elect to furnish any one or more of the above utility services in which event Tenant shall accept and use such services as furnished by Landlord. Landlord's charges therefor shall not exceed the rates charged by local public utility companies to retail customers for similar services. In no event shall Landlord be liable for an interruption or failure in the supply of any such utilities or services supplied by Landlord because of necessary repairs or improvements or for any cause beyond Landlord's control nor shall any such interruption or failure relieve Tenant of the performance of any of its obligations hereunder.

                                  Section 10.0
                                PRIORITY OF LEASE

     10.01 Subordination Landlord shall have the right to transfer, mortgage, assign, pledge, and convey in whole or in part the Demised Premises, Shopping Center, Lease and all rights of Landlord existing or to exist, and rents and amounts payable under the provisions hereof; and nothing herein contained shall limit or restrict any such right. The rights of Tenant under the Lease shall be subject and subordinate to all instruments executed or to be executed in connection with the exercise of any such right of Landlord, including, but not limited to, the lien of any mortgage, deed of trust or security agreement now or hereafter placed upon the Demised Premises and the Shopping Center and to all renewals, modifications, and extensions thereof. Tenant agrees to execute and deliver upon request instruments subordinating the Lease to the lien of any such mortgage, deed of trust or security agreement as shall be requested by Landlord and/or any mortgage, proposed mortgagee or holder of any security agreement, provided, however, that said mortgagee or holder shall agree that Tenant's peaceable, possession of the Demised Premises or as rights under the Lease will not be disturbed or diminished on account thereof, provided, Tenant is not in default hereunder. Tenant hereby irrevocably appoints Landlord as its attorney-in-fact to execute and deliver any such instrument for and in the name of Tenant but only in the event Tenant fails to execute an agreement in accordance with the terms set forth herein. Notwithstanding anything set out in the Lease to the contrary, in the event the holder of any mortgage or deed of trust elects to have the Lease superior to its mortgage or deed of trust, then, upon Tenant being notified to that effect by such encumbrance holder, the Lease shall be deemed prior to the lien of said mortgage or deed of trust, whether the Lease is adopted prior to or subsequent to the date of said mortgage or deed of trust. Landlord represents and warrants that Landlord is the current fee simple owner of the Shopping Center of which the Demised Premises is a part subject only to these certain items as follows: NONE.

     10.02 Notice to Landlord of Default. In the event of any act or omission by Landlord which would give Tenant the right to terminate the Lease or claim a partial or total eviction, or make any claim against Landlord for the payment of money, Tenant will not make such claim or exercise such right until it has given thirty (30) days written notice of such act or omission to (i) Landlord; and
(ii) the holder of any mortgage, deed of trust or other security instrument as to whom Landlord has instructed Tenant to give copies of all of Tenant's notices to Landlord and said thirty (30) day period shall have elapsed during which the parties or any of them has not commenced diligently to remedy such act or omission or to cause the same to be remedied. Nothing herein contained shall be deemed to create any rights to Tenant not specifically granted in the Lease or under applicable provisions of law.


     10.03 Estoppel Certificate. Tenant agrees, at anytime, and from time to time, upon ten (10) days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord, an estoppel certificate in substantially the same form as Exhibit "F", attached hereto and made a part hereof, addressed to Landlord or other party designated by Landlord certifying that the Lease Is in full force and effect or, if there have been modifications, that the same is/are in full force and effect as modified and stating the modifications. If Tenant does not deliver such certificate to Landlord within such ten (10) day period, Landlord and any prospective purchaser or encumbrancer may conclusively presume and rely upon the following facts: (i) that the terms and provisions of the Lease have not been changed except as otherwise represented by Landlord;
(ii) that the Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one (1) month's Minimum Annual Rental or other charges have been paid in advance; and (iv) that Landlord is not In default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts. Tenant shall also, if required, give prompt written notice to any encumbrance holder requested by Landlord in the event of any default on the part of Landlord under the Lease, and will agree to allow such encumbrance holder a reasonable length of time after notice, provided, however, the cure is commenced upon receipt of notice, to cause the default to be cured before declaring a default under the Lease.

     10.04 Attornment. At the option of the holder of any mortgage affecting the Demised Premises ,Tenant agrees that no foreclosure of a mortgage affecting the Demised Premises, nor the Institution of any suit, action, summary or other proceeding against Landlord herein, or any successor Landlord, or any foreclosure proceeding brought by the holder of any such mortgage to recover possession of such property, shall by operation of law or otherwise result in cancellation or termination of the Lease or the obligations of Tenant hereunder, and upon the request of the holder of any such mortgage, Tenant covenants and agrees to execute an instrument in writing satisfactory to such party or parties or to the purchaser of the Demised Premises in foreclosure whereby Tenant attorns to such successor in Interest.

                                  Section 11.0
                ASSIGNMENT AND SUBLETTING (Occupancy Transaction)

     11.01 Consent Required. Tenant shall not assign the Lease in whole or in part, nor sublet all or any part of the Demised Premises without first obtaining the prior written consent of Landlord in each instance, which consent may be granted or withheld in Landlord's sole discretion. Landlord may withhold its consent on any reasonable ground, including without limitation any of the following situations: (i) the Transferee's contemplated use of the Demised Premises following the proposed Occupancy Transaction is not identical to the Permitted Use; (ii) in Landlord's reasonable business judgement, the Transferee lacks sufficient business reputation or experience to operate a successful business of the type and quality permitted under the Lease; (iii) the present net worth and working capital of the Transferee are less than that of Tenant, or Tenant and Tenant's Guarantor, as the case may be, at the Execution Date or at the time of the request, whichever is higher; or (iv) the proposed Occupancy Transaction would breach any covenant of Landlord respecting radius restriction, location, use or exclusivity In any other Lease, financing agreement, or other agreement relating to the Shopping Center. Tenant shall not have the right or power to enter into an Occupancy Transaction if Tenant shall be in default under any provision of the Lease. Should Tenant desire to enter into an Occupancy Transaction, Tenant shall request Landlord's consent to such transaction in writing at least thirty
(30) days before the effective date of any such transaction. Said request shall include (i) a detailed description of the proposed transaction, including its nature, effective date, the purchase price, payment terms, allocation among leasehold interest, personal property, improvements, goodwill, inventory and other items; (ii) a description of the Identity, financial condition and previous business experience of tenant or transferee, including, without limitation, copies of latest income statement, balance sheet and statement of cash flows (with accompanying notes and disclosures of all material changes thereto) in audited form, if available, and certified as accurate by tenant or transferee respectively, together with a statement authorizing Landlord or its designated representative(s) to Investigate tenant's or transferee's business experience, credit and financial responsibility; and (iii) a check in the amount of Five Hundred and No/100 Dollars ($500.00) payable to Landlord for Landlord's administrative and legal review of said Occupancy Transaction. Within thirty
(30) days after receipt of Tenant's request for consent and all items required Landlord may consent to the proposed Occupancy Transaction, or refuse to consent to the Occupancy Transaction. Any consent by Landlord to any Occupancy
Transaction shall be evidenced by an Instrument prepared by Landlord, and executed by Tenant and Transferee. As a condition to the completion of such transaction, Transferee shall agree in writing to assume and perform all of the terms, covenants and conditions of the Lease that are obligations of Tenant, including any past due or unknown monetary obligations as of the date of assignment, Tenant shall remain fully liable to perform its duties under the Lease following the Occupancy Transaction. If Tenant enters into an Occupancy Transaction, the Minimum Annual Rent then payable and any scheduled increases thereto shall be increased on the effective date of such transaction to the greater of (I) the total Minimum Annual Rental payable by the Transferee to Tenant; (ii) an amount equal to the total of the Minimum Annual Rental plus Percentage Rent required to be paid by Tenant pursuant to the Lease during the calendar year immediately preceding such transaction; or (iii) the Minimum Annual Rental then payable and any scheduled increases thereto, increased in accordance with the CPI Adjustment Procedures using the Rent Commencement Date as the base month and the effective date of such transaction as the month of adjustment. The foregoing shall be construed to include a prohibition against any voluntary or involuntary assignment or subletting arising by operation of law.

     Notwithstanding any assignment or sublease, Tenant shall remain fully liable under the Lease and shall not be released from performing any of the terms, covenants and conditions hereof unless Landlord expressly releases Tenant.

     Landlord shall have the right to sell, convey, transfer or assign all or any part of its interest In the real property and the buildings of which the Demised Premises are a part or its interest in the Lease, and Tenant agrees to attorn to Landlord's purchaser or assignee.

                                  Section 12.0
                 WASTE, GOVERNMENTAL AND INSURANCE REQUIREMENTS,
                             AND HAZARDOUS SUBSTANCE

     12.01 Waste or Nuisance. Tenant shall not commit or suffer to be committed any waste upon the Demised Premises or any nuisance or other act which may disturb the quiet enjoyment of any other tenant in the Shopping Center.

     12.02 Governmental and Insurance Requirements. Tenant shall, at its sole cost and expense, comply with all of the requirements of any insurance carrier for the Shopping Center and of all county, municipal, state, federal and other applicable governmental authorities, now in force or which may hereafter be in force.

     12.03 Hazardous Substances. Tenant covenants and warrants that Tenant, Tenant's Work and any alterations thereto and Tenant's use of the Demised
Premises will at all times comply with and conform to all laws, statutes, ordinances, rules and regulations of any governmental, quasi-governmental or regulatory authorities which relate to the transportation, storage, placement, handling, treatment, discharge, generation, production or disposal (collectively `Treatment") of any waste, petroleum product, waste products, radioactive waste, poly-chlorinated biphenyls, asbestos, hazardous materials or substance of any kind, and any substance which is regulated by any law, statute ordinance, rule or regulation (collectively "Hazardous Materials"). Tenant further covenants and warrants that it will not engage in or permit any person or entity to engage in any treatment of any waste on or which affects the Demised Premises or the Shopping Center.

     Immediately upon receipt of any Notice, Tenant shall deliver to Landlord a true, correct and complete copy of any written notice. "Notice", as used herein, shall mean any note, notice or report of any suit, proceeding, investigation, order, consent order, injunction, writ, award or action related to or affecting or indicating the treatment of any waste in or affecting the Demised Premises.

     Tenant hereby agrees it will indemnify, defend, save and hold harmless Landlord and Landlord's officers, directors, shareholders, employees, agents, partners, and their respective heirs, successors and assigns (collectively "Indemnified Parties") against and from, and reimburse the Indemnified Parties with respect to, any and all damages, penalties, claims, liabilities, loss, costs and expense (including, without limitation, litigation costs, attorneys' fees and expenses, court costs, administrative costs and costs of appeals), incurred by or asserted against the Indemnified Parties by reason of or arising out of (i) the breach of any representation or undertaking of Tenant under this Section 12.03; (ii) all foreseeable and unforeseeable consequential damages, directly or indirectly, arising out of the presence, use, generation, storage, release, threatened release or disposal of Hazardous Materials by Tenant, its agents or contractors; and (iii) including, without limitation, the cost of any required or necessary repair, cleanup, remediation or detoxification and the preparation of any closure or other required plans, whether such actions is required or necessary following the Lease Commencement Date, to the full extent that such action is attributable, directly or indirectly, to the presence, use, generation, storage, release, threatened release or disposal of Hazardous Materials by Tenant, its agents or contractors. Hazardous Materials shall include but not be limited to substances defined as "hazardous substances", "hazardous materials" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Hazardous Materials Transportation Act, as amended by the Resource Conservation and Recovery Act, as amended by the Federal Clean Water Act, or any other federal, state or local environmental law, regulation, ordinance, rule or law, whether existing as of the date hereof, previously enforced or subsequently enacted.

     Landlord has given the right, but not the obligation, to inspect and monitor the Demised Premises and Tenant's use of the Demised Premises in order to confirm Tenant's compliance with the terms and representations set forth herein.

                                  Section 13.0
                                PROMOTIONAL FUND

                                  Section 14.0
                         DESTRUCTION OF DEMISED PREMISES

     14.01 Partial Destruction. In the event of the partial destruction of the building or improvements located on the Demised Premises by fire or any other casualty, Landlord shall restore or repair said building and improvements with reasonable diligence. Landlord shall expend such sums as required to repair or restore said buildings and improvements to the condition they were in Immediately prior to the date of the destruction. An equitable portion of the Minimum Annual Rental payable by Tenant to the extent that such damage or destruction renders the Demised Premises untenantable shall abate from the date of such damage or destruction until repaired or restored.

     14.02 Substantial Destruction. If the Demised Premises shall be so damaged by fire or other casualty or happening as to be substantially destroyed as determined by Landlord or Tenant, then either party shall have the option to terminate the Lease by giving written notice to the other party within sixty
(60) days after such destruction effective upon the date of occurrence, and any unearned rent shall be equitably abated and returned to Tenant for such period as the Demised Premises were untenantable. If Landlord or Tenant does not elect to terminate the Lease as aforesaid, then the Lease shall remain in full force and effect and Landlord shall proceed with reasonable diligence to repair and replace the Demised Premises to the condition it was in prior to the date of such destruction, as set forth in Section I of Exhibit "B". During the time the Demised Premises are so destroyed and totally untenantable, Minimum Annual Rental shall be equitably abated.

     14.03 Partial Destruction of Shopping Center. In the event that sixty percent (60%) or more of the gross leasable area in the Shopping Center shall be damaged or destroyed by fire or other cause, notwithstanding that the Demised Premises may be unaffected by such fire or other cause, Landlord and Tenant shall have the right, to be exercised by notice in writing delivered to the other within ninety (90) days after said occurrence, to terminate the Lease. Upon the giving of such notice the other the Lease Term shall expire by lapse of time upon the third (3rd) day after such notice is given, and Tenant shall vacate the Demised Premises and surrender the same to Landlord pursuant to the terms of the Lease.

                                  Section 15.0
                                 EMINENT DOMAIN

     15.01 Condemnation. In the event of any condemnation or conveyance in lieu thereof of the Demised Premises or the Shopping Center, or both, whether whole or partial, Landlord may terminate the Lease. In any event, Tenant shall have no claim against Landlord for the value of the unexpired term, and Tenant shall not be entitled to any part of the compensation or award, whether paid as compensation for diminution in value to the Leasehold or to the fee of the Demised Premises. Tenant hereby waives any right to any part of the compensation or award and assigning to Landlord its interest therein; provided, however, to the extent the amount recoverable by Landlord, as herein above set forth, is not diminished thereby, Tenant shall have the right to claim and recover from the condemning authority (but not from Landlord) such compensation as may be separately awarded to Tenant in Tenant's own name and right on account of all damage to Tenant's business by reason of the condemnation and any cost which Tenant may incur in removing Tenant's property from the Demised Premises. Provided, however, Tenant's rights to recover under this Section 15.01 shall be subordinate to the rights of Landlord's mortgagee.

                                  Section 16.0
                                DEFAULT OF TENANT

     16.01 Default. The following shall constitute an "Event of Default" under the Lease:


     (a) failure of Tenant to make within ten (10) days after receipt of written notice from Landlord, any payment of Minimum Annual Rental, Additional Rent or other charges payable by Tenant hereunder or to timely discharge any other monetary obligation;

     (b) Tenant's failure to perform or observe any of the terms, conditions, covenants, agreements or obligations of the Lease to be observed or performed by Tenant and such failure continues for thirty (30) days after Tenant's receipt of written notice from Landlord (except such thirty (30) day period shall be automatically extended for such additional period of time as is reasonably necessary to cure such Event of Default, if such Event of Default cannot be cured within such period, provided Tenant Is in the process of diligently and continuously pursuing curing same); provided, however, that such right to written notice shall be non-cumulative and limited to a maximum of two (2) times during each calendar year of the Lease Term and any renewal thereof;

     (c) if Tenant shall become bankrupt or insolvent, or file or have filed against it any bankruptcy proceedings, or take or have taken against it in any court pursuant to any statute, either of the United States or of any state, a petition of bankruptcy or insolvency, or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement;

     (d) if Tenant shall abandon or vacate the Demised Premises, or suffer the Lease to be taken under any writ of execution;

     (e) if Tenant shall default in the timely payment of Minimum Annual Rental, Additional Rent, or other charges due or to timely discharge any other monetary obligation three (3) times In any twelve (12) month period notwithstanding the fact that any such default shall have been cured;

     (f) the falsification by Tenant or any agent of Tenant of any report or statement required to be furnished to Landlord pursuant to the terms of the Lease. The falsification of any such document shall be deemed an incurable, material breach of the Lease and, at Landlord's option, constitutes an Immediate termination of Tenant's right to possession of the Demised Premises; or

     (g) If Tenant fails to continuously operate its business within the Demised Premises, except for temporary periods of closure caused by casualty, strikes, lock-outs or similar causes beyond the reasonable control of Tenant or remodeling, renovation and/or rebuilding the improvements on the Demised Premises.

     Tenant agrees that Tenant shall have no further claim under the Lease and shall quit and deliver up the possession of the Demised Premises, Including permanent Improvements to the Demised Premises, when the Lease terminates by limitation or In any other manner provided for herein.

     16.02 Remedies. If an Event of Default occurs, Landlord may:

     (a) Elect to re-enter or take possession of the Demised Premises pursuant to legal proceedings or any notice provided for herein, and may either terminate the Lease or without terminating the Lease make such alterations and repairs as may be necessary in order to relet the Demised Premises for a term, rental rate and conditions as Landlord, in its sole discretion, may deem advisable. Upon reletting, rentals received by Landlord from such reletting shall be applied first to the payment of any indebtedness other than Minimum Annual Rental due hereunder from Tenant; third to the payment of any costs and expenses of such reletting, Including brokerage fees, attorneys' fees, and costs of alterations and repairs; second to the payment of the most current Minimum Annual Rental owed at that time; and the residual, if any, shall be held by Landlord and applied in payment of future Minimum Annual Rental as the same may become due and payable a hereunder from Tenant. If such rentals received from such reletting are less than that to be paid by Tenant, Tenant shall be liable for the deficiency to Landlord. No such re-entry or taking possession of the Demised Premises by Landlord shall be construed as an election on its part to terminate the Lease or to accept a surrender thereof.

     (b) Notwithstanding reletting without termination, Landlord may at any time thereafter elect to terminate the Lease for such Event of Default. Should Landlord elect to terminate the Lease in addition to any other remedies Landlord may have available, Landlord may recover from Tenant all damages incurred by reason of such breach, including the cost of recovering the Demised Premises.

     (c) Tenant agrees that this Lease is a lease of "real property in a shopping center" and that a debtor in possession and/or trustee in bankruptcy acting pursuant to the provisions of the revised bankruptcy code, may assume the Lease only if, in addition to such other conditions of the Lease and applicable law, said debtor in possession and/or trustee shall provide Landlord with such written assurances of future performance as are acceptable to Landlord

     (d) Landlord shall have at all times a valid lien for Minimum Annual Rental as well as any and all other sums becoming due by Tenant, upon all goods, wares, equipment, fixtures, furniture and other personal property of Tenant situated on the Demised Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearage in Minimum Annual Rental as well as any and all other sums then due to Landlord shall first have been paid and discharged. Upon the occurrence of an Event of Default, Landlord may, In addition to any other remedies provided herein or by law or equity, enter upon the Demised Premises and take possession of all Tenant's improvements, any and all goods, wares, equipment, fixtures, furniture and other personal property of Tenant thereon and may remove all persons and property from the Demised Premises by force, summary action, or otherwise. Said property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all without service of notice or resort to legal process, and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. Landlord may sell said property with or without notice at public or private sale, with or without having such property at the sale, at which Landlord or its assigns may purchase, and apply the proceeds thereof less any and all expenses connected with the taking of possession and sale of the property, as a credit against any sums due by Tenant to Landlord.

     (e) Mention in the Lease of any particular remedy shall not preclude Landlord of any other remedy, in law or in equity.

     (f) Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event Tenant is evicted or dispossessed for any cause, or in the event Landlord obtains possession of the Demised Premises.

     (g) No receipt of monies by Landlord from or for the account of Tenant or from anyone in possession or occupancy of the Demised Premises after the termination or after the giving of any notice of termination shall reinstate, continue or extend the Lease Term or affect any notice given to Tenant prior to the receipt of such money.

     (h) No delay or omission of Landlord to exercise any right or remedy under the Lease, or in law or in equity shall be construed as a waiver of any such right or remedy of any Event of Default.

     16.03 Failure to Pay: interest. If Tenant at any time shall fail to pay any taxes, assessments or liens, provide insurance or perform any act or obligation under the Lease, or fail to pay any charge payable by Tenant or timely discharge any other monetary obligation of Tenant required under the Lease, Landlord, without waiving or releasing Tenant from any obligation or default under the Lease, may, but shall have no obligation, at any time thereafter make such payment or perform such act for the account and at the expense of Tenant. All sums so paid by Landlord and all costs and expenses so incurred shall accrue interest at a rate equal to one and one-half percent (1.5%) per month In no event to exceed the maximum rate permitted by law, from the date of payment or incurring thereof by Landlord and shall constitute Additional Rent payable by Tenant and paid by Landlord by Tenant upon demand.

                                  Section 17.0
                               ACCESS BY LANDLORD

     17.01 Right of Entry. Landlord or Landlord's agents shall have the right to enter the Demised Premises at all reasonable times and upon prior notice, except in the event of an emergency, to examine the same and to show to prospective purchasers or lenders and to make such maintenance, repairs, alterations, improvements or additions as Landlord may deem necessary or desirable. During the six (6) months prior to the expiration of the Lease Term or any renewal thereof, Landlord may exhibit the Demised Premises to prospective tenants or purchasers and place upon the Demised Premises the usual signage for space rental. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the building or any part thereof, except as otherwise herein specifically provided.

                                  Section 18.0
                                TENANT'S PROPERTY

     18.01 Taxes on Leasehold. Tenant shall be responsible and pay before delinquency all municipal, county, or state taxes assessed during the Lease Term and any renewals thereof against any leasehold interest or personal property of any kind owned by or placed in, upon, or about the Demised Premises by Tenant.


     18.02 Loss and Damage. All property of Tenant kept or stored on the Demised Premises shall be so kept or stored at the risk of Tenant only, and Tenant hereby holds Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Tenant's insurance carriers, a waiver of which shall be obtained in advance by Tenant.

     18.03 Notice by Tenant. Tenant shall give immediate notice to Landlord in case of fire or accidents, or damage to or defects in the Demised Premises or in the building of which the Demised Premises are a part.

                                  Section 19.0
                            HOLDING OVER; SUCCESSORS

     19.01 Holding Over. Any holding over after the expiration of the Lease Term or renewal thereof shall be construed to be a tenancy from month to month at the rents herein specified (prorated on a monthly basis) and shall otherwise be on the terms and conditions herein specified, so far as applicable; provided, however, any such holding over, with or without Landlord's consent, shall be one and one half (1.5) times the Minimum Annual Rental due for the last month of the then current term. Any costs incurred by Landlord, including attorney's fees to enforce eviction against Tenant, shall be at Tenant's expense.


     19.02 Successors and Assigns. Except as otherwise herein provided, the Lease and all the covenants, terms, provisions and conditions herein contained shall inure to the benefit and be binding upon the heirs, representatives, successors and assigns of each party hereto, and all covenants herein contained shall run with the land and bind any and all successors in title to Landlord and Tenant.

                                  Section 20.0
                                 QUIET ENJOYMENT

     20.01 Landlord's Covenant. Upon payment by Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Demised Premises for the Lease Term and any renewal thereof without hindrance or interruption by Landlord or any other person or persons.

                                  Section 21.0
                                  MISCELLANEOUS

     21.01 Waiver. No covenant, term or condition of the Lease shall be deemed to have been waived by Landlord unless such waiver shall be in writing.

     21.02 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent installments herein stipulated shall be deemed to be other than on account of the most current stipulated rent owed at that time, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction.

     21.03 No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business or otherwise, or joint adventurer or a member of a joint enterprise with Tenant.

     21.04 Force Majeure. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act or obligation required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, or other reason of a like nature not the fault of the party delayed In performing work or doing acts required under the terms of the Lease, then the time allowed for performance of such act shall be extended by a period equivalent to the period of such delay. The provisions of this Section 21.04 shall not operate to excuse Tenant from the prompt payment of Minimum Annual Rental, Additional Rent or any other charges required under the Lease.

     21.05 Landlord's Liability. Except as provided herein, if Landlord shall fail to perform any covenant, term or condition of the Lease upon Landlord's part to be performed, Tenant may not terminate the Lease, and Tenant's sole remedies shall be money damages (except as set forth in Section 21.16) and specific performance. If Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Landlord in the Shopping Center as the same may then be encumbered and neither Landlord nor if Landlord be a partnership, any of the partners comprising such partnership shall be liable for any deficiency. It is understood that in no event shall Tenant have any right to levy execution against any property of Landlord other than Its interest in the Shopping Center as herein before expressly provided. In the event of the sale or other transfer of Landlord's right, title and interest in the Demised Premises or the Shopping Center, Landlord shall be released from all liability and obligations hereunder.

     21.06 Notices and Payments. Any notice by Tenant to Landlord must be served by Federal Express or similar overnight delivery service or by certified mail, postage prepaid, addressed to Landlord at the place designated for the payment of rent, or at such other address as Landlord may designate from time to time by written notice. Any notice by Landlord (which may be given by Landlord or Landlord's attorney or management company) to Tenant must be served by Federal Express or similar overnight delivery service or by certified mail, postage prepaid, addressed to 16

Tenant at the Demised Premises, or at such other address as Tenant may designate from time to time by written notice to Landlord. All notices shall be effective upon delivery or attempted delivery in accordance with Section 1.01(b) and (c).

     27.07 Financial Statements. Tenant represents and warrants to Landlord that the financial statements delivered to Landlord prior to the Execution Date of the Lease properly reflect the true and correct value of all the assets and liabilities of Tenant. Tenant acknowledges that upon execution of the Lease, Landlord is relying upon such statements and Tenant shall supply Landlord updated financial statements of Tenant each Lease Year and from time to time as requested by Landlord.

     21.09 Captions, Section Numbers and Headings.. The captions, section numbers, and headings contained In the Lease are Inserted only as a matter of convenience and for reference and in no way define, limit, construe or describe the scope or intent of the Lease nor of any provision herein contained.

     21.10 Definitions. The word "Tenant" shall mean each and every person, firm, partnership, or corporation mentioned as a Tenant herein, be the same one or more; and if there shall be more than one Tenant, any notice required or permitted by the terms of the Lease may be given by or to any one thereof, and it shall have the same force and effect as if given by or to all thereof. If there shall be more than one Tenant, they shall all be bound jointly and severally.

     21.11 Invalidity. In the event any term, provision, condition or covenant contained in the Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, or be hold to be invalid or unenforceable by any court or competent jurisdiction, the remainder of the Lease, or the application of such term, provision, condition or covenant to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and all such remaining terms, provisions, conditions and covenants in the Lease shall be deemed to be valid and enforceable.

     21.12 Recording. A certificate or memorandum thereof, may be recorded at the requesting party's sole cost and expense. Tenant shall execute any such certificate, short form Lease or memorandum upon demand by Landlord.

     21.13 Entire Agreement. The Lease, Exhibits and Addendum, if any, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Demised Premises. There are no covenants, promises, agreements, conditions or understandings either oral or written between Landlord and Tenant other than as herein set forth.

     21.14 Jury Trial: Claims: Survival. To the extent permitted by applicable law, and acknowledging that the consequences of said waiver are fully understood, Tenant hereby expressly waives the right to trial by jury in any action taken with respect to the Lease and waives the right to interpose any set-off or counterclaim of any nature or description in any action or proceeding instituted against Tenant pursuant to the Lease. The parties agree that venue and jurisdiction for any dispute arising out of the Lease will be located in the County of Lake County, State of Florida.

     21.15 Applicable Law. The Lease and the rights and obligations of the parties arising hereunder shall be construed in accordance with the laws of the State of Florida.

     21.16 Consents and Approvals. Whenever Landlord's consent or approval is required herein, such consent or approval shall not be deemed given until Landlord has provided such consent or approval in writing, provided, however, in the event Landlord's period for review and approval has expired, Landlord's consent shall be deemed given. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent or approval. Where the consent or approval of Landlord shall be required, such consent or approval shall be granted in Landlord's sole discretion unless otherwise expressly provided.

     21.17 Authority. Tenant and Landlord hereby covenants and warrants that each is qualified prior to the date hereof to do business in the State, if required by law; all franchise and partnership taxes have been paid to date; all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due; and those entities executing the Lease on behalf of Tenant and Landlord are duly qualified to bind, and in fact do bind, the Tenant and Landlord.

     21.18 Interpretation. Both parties have read the Lease and had the opportunity to employ legal counsel and negotiate changes to the Lease. The Lease Is the joint product of the parties and, in the event of any ambiguity herein, no inference shall be drawn against a party by reason of document preparation.

     21.19 Brokers. Tenant represents and warrants to Landlord that no broker or agent negotiated or was instrumental in negotiating or consummating the Lease excepting only Broker. Broker is representing Landlord on the Lease, and Broker's commission shall be paid by Landlord. Tenant knows of no other real estate broker or agent who is or might be entitled to a commission or compensation In connection with the Lease. All fees, commissions or other compensation payable to any broker or agent of Tenant shall be paid by Tenant.

     21.20 Shopping Center Name Change Landlord reserves the right to change the name of the Shopping Center at It sole discretion.

     21.21 Right to Lease. Landlord shall have the absolute right to lease or permit the use or occupancy of space in the Shopping Center as Landlord shall determine in its sole and absolute judgement. Tenant does not rely on the fact, nor does Landlord represent, that there shall be any specific occupants or minimum occupancy level of space in the Shopping Center at any time (including, without limitation, any major tenants).

     21.22 Shopping Center Configuration Tenant acknowledges that Exhibit "A" is for the purposes of convenience only and that Landlord reserves the right at any time during initial construction or thereafter to expand, reduce, remove, demolish, change, renovate or construct any existing or new improvements at the Shopping Center


     21.23 Sale or Mortgage by Landlord. If Landlord, at any time, sells, conveys, transfers or otherwise divests itself or is divested of its interest (`Transfer") in the Demised Premises, other than a transfer for security purposes only, Landlord shall be relieved of all obligations and liabilities accruing hereunder after the effective date of said transfer, provided that any Security Deposit or other funds of Tenant then being held by Landlord shall in fact be delivered to Landlord's successor. The obligations to be performed by Landlord hereunder shall be binding on Landlord's successors and assigns only during their respective periods of ownership.

     21.24 Security Interest, Tenant hereby grants to Landlord a lien to the extent permitted by any existing lender of Tenant, and security interest on all property of Tenant now or hereafter placed in or upon the Demised Premises including, but not limited to, all fixtures, machinery, equipment, furnishings and other articles of personal property, and all proceeds of the sale or other disposition of such property (collectively, the "Collateral") to secure the payment of all rent to be paid by Tenant pursuant to the Lease. Such lien and security interest shall be in addition to any Landlord's lien provided by law. The Lease shall constitute a security agreement under the Commercial Code of the State so that Landlord shall have and may enforce a security interest in the Collateral. Tenant agrees to execute as debtor and deliver such financing statement or statements and any further documents as Landlord may now or hereafter reasonably request to protect such security interest pursuant to such code. Landlord may also at any time file a copy of the Lease as a financing statement. Landlord, as secured party, shall be entitled to all rights and remedies afforded as secured party under such code, which rights and remedies shall be in addition to Landlord's liens and rights provided by law or by the other terms and provisions of the Lease.

     21.25 Attorney's Fees. Should either party to the Lease institute any action or proceeding in court to enforce any provision hereof or for damage by reason of alleged breach of any provisions of the Lease or for a declaration of such party's rights or obligations hereunder, or for any other judicial remedy, the prevailing party shall be entitled to receive from the losing party such amount as the court may adjudge to be reasonable attorney's fees for the services rendered the party prevailing In any such action or proceeding.

     21 .26 Compliance with Law. Tenant agrees, at its sole cost and expense, to comply with all laws, ordinances, orders and regulations regarding the interior, non-structural portions of the Demised Premises and Tenant's Work. Additionally, if Tenant is required to make any exterior, interior or structural alterations, additions or improvements to the Demised Premises required by any insurance carrier or arising from damage caused by Tenant, its employees, servants or agents, Tenant shall proceed with same at its sole cost and expense after obtaining the prior written consent of Landlord. Landlord agrees, at its sole cost and expense, to comply with all laws, ordinances and regulations regarding the Common Area and Landlord's Work and the structural portions of the Demised Premises. Tenant agrees not to violate any regulations or requirements of any insurance underwriter, inspection bureau or similar agency with respect to the Demised Premises.

     Tenant agrees not to (i) permit any illegal practice to be carried on or committed on the Demised Premises; (ii) make use of or allow the Demised Premises to be used for any purpose that might invalidate or Increase the rate of insurance therefor; (iii) keep or use or permit to be kept or used on the Demised Premises any flammable fluids, gases or explosives without the prior written permission of Landlord, except for normal cleaning products; (iv) use the Demised Premises for any purpose whatsoever which might create a nuisance;
(v) deface or injure the building or the Demised Premises; (vi) overload the floor; (vii) commit or suffer any waste; or (viii) install any electrical equipment that overloads lines.

                                  Section 22.0
                           SECURITY AND RENT DEPOSITS

     22.01 Amount of Security Deposit. Tenant, contemporaneously with the execution of the Lease, has deposited with Landlord the sum set forth in Section 1.01(j), the receipt of which is hereby acknowledged by Landlord. ("Security Deposit"). Said Security Deposit shall be held by Landlord, without liability for interest, as security for the faithful performance by Tenant of all the terms, covenants and conditions of the Lease to be kept and performed during the Lease Term and any renewal thereof. Tenant specifically agrees that any Security Deposit held hereunder by Landlord may be commingled with any other funds of Landlord.

     22.02 Use and Return of Security Deposit. Should Tenant fail to keep and perform any of the terms, covenants and conditions of the Lease to be kept and performed, Landlord may apply the entire Security Deposit, or so much thereof as may be necessary, to compensate Landlord for loss or damage sustained by Landlord due to such breach, without prejudice to its further rights and remedies. Should the entire Security Deposit or any portion thereof be applied by Landlord for the payment of overdue rent or other sums due from Tenant, then Tenant shall, upon the written demand of Landlord, remit to Landlord a sufficient amount in cash to restore said Security Deposit to the original sum deposited. Should Tenant comply with all the terms, covenants and conditions of the Lease, the Security Deposit shall be returned to Tenant at the end of the Lease Term or any renewal thereof or upon its earlier termination.

     22.03 Rent Deposit. Tenant, contemporaneously with the execution of the Lease has deposited with Landlord the sum set forth in Section 1.01(j) ("Rent Deposit") to be held and applied to the first month's Minimum Annual Rental due under the Lease.

                                  Section 23.0
                           TENANT COVENANTS; EASEMENTS

     23.01 Easements. The Shopping Center is or may be encumbered and/or benefited from time to time by certain easements, development and operating covenants, and similar agreements. Tenant agrees that it shall abide by any such agreement, including as any such agreement may be amended or terminated from time to time at Landlord's sole discretion. Landlord shall have the right to enter into and/or terminate any such agreement in Landlord's sole discretion, provided, however, Landlord shall not enter into any subsequent agreements or easements that materially interfere with Tenant's Permitted Use or the rights granted to Tenant under this Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have executed the Lease as of the day and year first above written.

LANDLORD:                                    TENANT:

EXCEL REALTY TRUST, INC.                     FAMILY STEAKHOUSE OF FLORIDA, INC.


By:  /s/  John Visonsi                       By:  /s/  Edward B. Alexander
     ------------------------------               -----------------------------
          John Visconsi                                Edward B. Alexander
          Vice President
          Director of Leasing


Its:                                         Its: Vice-President Finance
     ------------------------------               -----------------------------
                                                            1-28-98

                                    Addendum
                                       to

Lease Agreement, dated 1/29/98, by and between Excel Realty Trust, Inc., a Maryland corporation, as Landlord, and Family Steakhouse of Florida, Inc., a Florida corporation as Tenant.

Notwithstanding any other provision to the contrary which may be contained in the Lease, it is specifically agreed by and between Landlord and Tenant as follows:

Exclusive Use

Landlord shall not execute any lease or otherwise permit in the Shopping Center, including outparcels owned by Landlord at the Execution Date, the operation of any steakhouse and buffet restaurant as its primary use ("Exclusive Use") during the Lease Term, subject to the following terms:

1. The Exclusive Use is not applicable to any Shopping Center leases entered into on or before the Execution Date or to any tenants or occupants existing in the Shopping Center on or before the Execution Date or their successors or assigns or any new leases or extensions of existing leases entered into with such existing tenants or occupants or their successors or assigns for their existing use unless otherwise provided under the tenant's lease;

2. The Exclusive Use restriction shall automatically terminate if (i) Tenant fails to continuously operate its business in the entire Demised Premises in accordance with the terms and conditions of the Lease or (ii) if Tenant discontinues operating as a steakhouse and buffet restaurant;

3. The Exclusive Use is not applicable to Publix and Waigreens, its successors or assigns; and

4. The Exclusive Use restrictions shall automatically terminate without notice to Tenant and be of no further force or effect effective as of the date which is the earliest of (i) a change in the Use of Premises set forth in
     Section 1.01(m); (ii) the effective date of any default by Tenant under the Lease beyond any applicable cure period; or (iii) the expiration or earlier termination of the Lease.

Except as set forth hereinabove, Landlord shall cause all subsequent leases for space in the Shopping Center to prohibit violation of Tenant's exclusive use right under this Lease and shall take all reasonable actions necessary to prevent the violation of Tenant's exclusive use rights by any tenant or occupant in the Shopping Center.

Permits

In the event Tenant has not obtained all necessary Permits, to enable Tenant to construct its improvements upon the Demised Premises and operate its business thereon within ninety (90) days after the Execution Date, Tenant shall have the right to terminate the Lease within ten (10) days after the expiration of said ninety (90) day period.

Restrictive Parking

Landlord agrees that it will not erect and/or construct any buildings within the area designated as "Restricted Area" on Exhibit "A-2" attached to the Lease. In addition, Landlord covenants that it shall not enter into any future covenant with tenants in the Shopping Center granting restrictive or exclusive parking rights.

It is specifically understood that the Shopping Center and that portion designated as "Adjacent Owner" on Exhibit "A-2" is or may be encumbered and/or benefited from time to time by certain reciprocal easements, development and operating agreements to the extent that Tenant agrees Landlord shall not be responsible for actions or performances taken or caused by the "Adjacent Owner".

Tenant lmprovements

Tenant shall have the right to construct at Tenant's sole cost and expense a meat cooler adjacent to the rear of the Demised Premises which shall be approximately 11'9" x 9'1" in size, grease traps, a dumpster and a can wash area which shall be approximately 4' x 4' in size as designated on Exhibit "A-3". The exact size and location of the meat cooler, grease traps, dumpster and can wash area shall be approved by Landlord in writing prior to installation. Said area shall be subject to all terms and conditions of the Lease, including but not limited to maintenance and insurance of the area.

Free Rent

Provided that Tenant shall not be in default under the Lease, the Minimum Annual Rental set forth in Section 1.01(h) of the Lease shall be waived for the period commencing upon the Lease Commencement Date through Rent Commencement Date as set forth in Section 1.01(e). It is specifically agreed that Additional Rent and all other charges due under the Lease shall commence upon the Lease Commencement Date and are not subject to said waiver.

Extension Option

Provided that Tenant is not in default under any of the terms or conditions of the Lease, Tenant shall have the option to extend the Lease Term for one (1) period of five (5) years upon the same terms and conditions as provided herein, except for Minimum Annual Rental as set forth in Section 1.01(h) of the Lease. Tenant shall exercise its option by delivering to Landlord written notice at least one hundred eighty (180) days before the expiration of the Lease Term. All of the terms, covenants, conditions, provisions and agreements applicable to the Initial Term shall be applicable to the Option Term.

                                   EXHIBIT "A"
                                    SITE PLAN

                            EXCEL REALTY TRUST, INC.
                                 Leesburg Square
                                Leesburg, Florida

                                  [FLOOR PLAN]

                            EXCEL REALTY TRUST, INC.
                                 Leesburg Square
                                Leesburg, Florida

                                  [FLOOR PLAN]

                              TENANT'S IMPROVEMENTS

                                  [FLOOR PLAN]

                                   EXHIBIT "B"

                                    SECTION 1

                DESCRIPTION OF LANDLORD'S WORK AND TENANT'S WORK

LANDLORD'S WORK

A.   STRUCTURE

     1. Frame, etc.: The structural frame, columns, beams, floor and roof slabs shall be constructed with incombustible and/or wood framing, and the floor and roof slabs shall be designed to carry live loads in accordance with the governing building codes. Roofs will be insulated roof deck construction Exterior walls above grade will be concrete block and/or suitable structural members, with ties for anchorage of exterior veneers such as brick, stone, and other suitable materials. If any loads are applied to the roof or structural areas of the building which, in the opinion of Landlord shall be considered excessive, any costs for handling these structural changes shall be borne by Tenant.

     2. Space heights: The minimum clear height measured between the floor slab and the ceiling when finished shall generally be, as follows:

          Sales Area       As is
                      -----------------
          Stock Areas      As is
                      -----------------

B.   STORE FRONTS

     1. Design: Store fronts will be designed by Landlord's architect. Special store front designs may be used if desired by Tenant, at Tenant's expense, as set out below, provided the same is approved by Landlord in writing.

C.   INTERIOR FINlSH

     1.   Floors: All floors will be concrete with smooth cement finish.

     2. Ceilings: A suspended 2 x 4 grid system and 2 x 4 acoustical tiles will be installed. At Landlord's option, in any stock areas so designated by Tenant, such area may either have finished acoustical ceiling or exposed bar joist.

     3. Walls: Interior surfaces of walls enclosing leased areas will be finished with sheet rock (taped and ready for paint), concrete or haydite block.

     4. Toilet Rooms: One toilet room will be provided in the Demised Premises with common toilet facilities for men and women. Where the local codes require more than one toilet, the cost of said second toilet shall be borne by Tenant.

D.   PARKING AREAS AND WALKS

     1. Surface: Parking areas will be concrete or asphalt concrete over crushed rock base on grade at Landlord's option. Walks and malls will be surfaced with concrete, stone, brick, tile or any other suitable materials as specified by Landlord's architect.

     2. Lighting: Parking areas, walks, and malls will be lighted; the minimum average maintained lighting level on the surface of the parking areas will be one (1) foot candle.

E.   ELECTRICAL WORK

     1. Public and service areas: Electrical wiring, electrical fixtures in common service areas and public areas will be provided by Landlord.

     2. Demised space: Landlord will furnish six (6) duplex wall or duplex column outlets as set forth on plans. Landlord will provide one (1) empty 3/4" conduit for any necessary hookups. Landlord will supply initial installation of fluorescent strip lighting fixtures.

     3. Service: Landlord will provide a As is amp As is phase service entrance, and power will be brought to the Demised Premises and stubbed in at panel and any increase in power requirements shall be paid for by Tenant.

F.   HEATING AND AIR CONDITIONING

     1. Heating: Landlord will provide a heating system which will supply As is BTU'S, and airconditioning system that is rated at As is tons to be located as set forth in the plans.

G.   UTILITIES

     1. Water, Gas, Etc.: Normal waste lines shall be brought to the Demised Premises, stubbed in and connected to the public sewer.

     2. In respect to gas, if this utility is available, subject to the sole discretion of Landlord, it shall be brought to the Demised Premises. Water and electricity will also be brought to the Demised Premises. Tenant will be obligated to supply Tenant's own meter, and in the event that Landlord has supplied a meter, Tenant shall reimburse Landlord for said cost of the meter. This cost shall be determined as that amount paid by Landlord to the utility company for the installation of said meter.

Landlord's Work is limited to the work hereinabove described and specifically excludes work described as Tenant's Work; all work not classified as Landlord's Work is Tenant's Work.


TENANT'S WORK

Tenant's Work shall include all other necessary improvements to operate Tenant's business and shall include, but not be limited to, the purchase and/or installation end/or performance of the following, and all the following shall be at Tenant's expense. The plans and specifications, if any are needed, and the detail and design shall be subject to the written approval of Landlord's architect.

A.   ITEMS TO BE DONE

     1.   Telephone wiring, devices, arid installation and service costs.

     2.   Inter-com, radio and TV conduit, devices and wiring.

     3.   Light covers and other ceilings not standard to the project.

     4. Fire protection and detection devices, other than Landlord's sprinkler system, if any.

     5. Store fixtures, furnishings, display devices and special column treatments.

     6. Display window platforms, floors, backs and ceilings, interior or special rooms.

     7.   Store signs and special structural stiffeners and anchorage therefor.

     8. Tenant shall bear the additional cost of a special store front over that of the standard "straight" front provided by Landlord, including installation of automatic doors.

     9. Complete plans showing all details of interior design, electrical and mechanical items which affect Landlord's Work, if required by Landlord in order to prepare preliminary plans, including special venting or air handling equipment necessary for Tenant's occupancy and use.

     10. All interior walls and curtain wall within the Demised Premises except as provided by Landlord's Work C(3).

     11. All signs in or on the Demised Premises including construction, furnishing and installation. No sign shall be erected without prior written approval of Landlord or Landlord's architect.

     12.  All requirements related to bottled water.

B.   CONSTRUCTION

     1. All work undertaken by Tenant shall be at Tenant's expense and shall not damage the building or any part thereof; design and details shall conform with the standards of the project and shall be approved by Landlord's architect.

     2. Work undertaken by Tenant during general construction shall be handled in the following manner:

          a. Work attached to the structure such as additional plumbing, electrical work, plastering, terrazzo, etc., may be handled in any of the following ways:

               (i) Awarded by Tenant to his own Contractor, who has been approved by Landlord's architect.

               (ii) Awarded to the  Project  Contractor  through the use of unit prices which have been established for this type of work by previous bidding.

          b. Store furniture, fixtures, painting, floor covering, etc., may be let to any contractor approved by Landlord's architect. Tenants should attempt to allow Contractors who are already on the site to bid on their work.

PROCEDURE

     1. Landlord will provide Tenant, when preliminary plans have been prepared by Landlord's architect, with scale drawings, showing the general features of the Demised Premises, together with information on

     1. Landlord will provide Tenant, when preliminary plans have been prepared by Landlord's architect, with scale drawings, showing the general features of the Demised Premises, together with information on suitable locations for air-handling units, toilet rooms and design.

     2. In developing the working drawing, Landlord reserves the right to make such necessary reasonable changes and adjustments which are the result of detailed technical development of the preliminary studies.

     3. Tenant shall have the right to substitute more expensive items for items normally provided by Landlord hereunder, in which event Tenant shall complete such items at Tenant's cost, and Landlord shall give Tenant an allowance based upon the cost of the item Landlord would have been required to complete. All such work performed by Tenant shall be subject to the approval of Landlord's architect.



                                   SECTION II

                                   EXHIBIT "E"

                               SIGN SPECIFICATIONS

The installation of a sign and costs incurred shall be the responsibility of the
Tenant.   Sign   construction   is  to  be  completed  in  compliance  with  the
instructions, limitations, and criteria contained herein.

1. It is intended that the signage of the stores in the Shopping Center shall be developed in an imaginative and varied manner, and although previous and current signing practice of the Tenant will be considered, they will not govern signs to be installed in the Shopping Center.

2.   Each Tenant will be required to identify its Demised Premises by a sign.

3. Three (3) copies of sign drawings shall be submitted to Landlord for approval.

4. Sign drawing shall clearly shown graphic as well as construction and attachment details along with dimensions. Full information regarding electrical requirements and brightness is to also be included.

5.   The wording of signs shall be limited to Tenant's trade name only.

6.   Tenant will be permitted one sign only to be located on its storefront.

7.   All  signs  shall  have  concealed   attachment  devices,   clips,  wiring,
     transformers, lamp tubes, and ballast.

8. There shall be no flashing, rotating, or moving signs or markers of any type.

9.   There shall be no signs painted on the exterior surfaces of any building.

10. Sign letters or components shall not have exposed neon or other lamps. All light source shall be internal and concealed consisting of 13 to 15 millimeters of neon tubing. Coordinate fasteners to prevent electrolysis.

11. The height of upper case sign letters and components shall not exceed 24". The height of lower case letters shall not exceed 16".

12. Tenant's sign shall not exceed 1 1/2 square feet for each linear foot of Tenant's storefront. No part of such sign shall be closer than 10" to the side lease lines of the Demised Premises nor closer that 6" to the top and bottom of the Tenant's sign area. No part of the sign shall hang free of Tenant's sign area.

13. Tenant's sign shall be mounted on a raceway attached to the canopy fascia immediately in front of the Demised Premises or such area as designated by Landlord.

14. Signs shall not project more than 6" beyond the sign panel unless approved by Landlord.

15. Signs shall be individual metal channel form letters internally neon illuminated with a plexiglas face.

16.  All signs shall be designed to meet local sign ordinances.

17. No banners, posters, or other advertising materials shall be affixed to any exterior walls on the entire Demised Premises except in the case of temporary or promotional nature, without Landlord's prior written consent.

18. No signs may be erected without Landlord's prior written approval, including approval of color.

19. Landlord reserves the right to negotiate a contract for the construction and erection of shop tenant signs in the Shopping Center as a group with one sign manufacturing company. Such an arrangement would be done to effect a lower per-unit cost of signage for all Shopping Center tenants as a group. In such event, Tenant shall be required to use such sign company and shall arrange for their individual signs with said company at the group prices. Landlord shall notify Tenant of such an arrangement along with pertinent details at least ninety (90) days prior to Landlord's delivery of the Demised Premises.


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    [GRAPHIC OMITTED--DRAWING OF THE SIGNAGE FOR RYAN'S STEAKHOUSE--VIEW 1]





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    [GRAPHIC OMITTED--DRAWING OF THE SIGNAGE FOR RYAN'S STEAKHOUSE--VIEW 2]





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







    [GRAPHIC OMITTED--DRAWING OF THE SIGNAGE FOR RYAN'S STEAKHOUSE--VIEW 3]





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







    [GRAPHIC OMITTED--DRAWING OF THE SIGNAGE FOR RYAN'S STEAKHOUSE--VIEW 4]

                                   EXHIBIT "F"

                        TENANT ESTOPPEL CERTIFICATE FORM

TO:  Excel Realty Trust, Inc.


RE: Lease Agreement, dated _______________,by Excel Realty Trust, Inc., a Maryland corporation, as Landlord, and Family Steakhouse of Florida, Inc., a Florida corporation, as Tenant, for the Demised Premises containing approximately 10,260 square feet within the Leesburg Square Shopping Center (the "Property")

Gentlemen:

Tenant understands that  ____________________,  a _______________ or its nominee
("Purchaser") is considering the proposed purchase of the Property from Landlord. In connection therewith and understanding that Purchaser is relying upon the agreements and certifications referenced or contained herein, Tenant agrees and certifies to Purchaser, its respective successors and assigns, as follows:

1. Tenant hereby confirms that Tenant's leasable square footage of the Demised Premises is approximately ______________ square feet. The Lease constitutes the entire agreement between Landlord and Tenant with respect to the Demised Premises and the Property. The Lease is in full force and effect and has not been amended, modified or assigned, except as set forth above.

2. The term of the Lease commenced on ____________ 19 ,and will expire on ___________________. Tenant has no renewal options to extend the term of the Lease.

3. The current Minimum Annual Rental payable by Tenant is $______________; Percentage Rental due as set forth in the Lease; and charges for Common Area Expenses, Insurance and Real Estate Taxes ("Additional Rent") as set forth in the Lease. All charges have been paid through ___________. No rent has been prepaid other than the current month hereof.

4. Tenant is responsible for paying its proportionate share of Common Area Expenses, Insurance, and Taxes.

5. Landlord is holding a Security Deposit in the amount of $______________ . Tenant is not entitled to interest accrued thereon pursuant to the terms of the Lease.

6. There are no known defaults of Landlord or Tenant under the Lease, and there are no known existing circumstances which with the passage of time, or giving of notice, or both, would give rise to a default under the Lease. Landlord and Tenant are in full compliance with their obligations under the Lease, and the Lease is in good standing and in full force and effect.

7. No breach or violation exists of any of the provisions of the Lease granting exclusive uses to Tenant or prohibiting or restricting uses of other tenants.

8. Construction of all improvements required under the Lease and any other conditions to Tenant's obligations under the Lease, if any, have been satisfactorily completed by Landlord, and Tenant has accepted and is occupying the Demised Premises.

9. Tenant has no charge, lien, claim of set-off, abatement or defense against rents or other charges due or to become due under the Lease or otherwise under any of the terms, conditions, and covenants contained therein. Tenant is not currently entitled to any concessions, rebates, allowances or other considerations for free or reduced rent.

10. There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships, or voluntary or involuntary proceedings in bankruptcy or pursuant to any other laws for relief of debtors contemplated or filed by Tenant or pending against Tenant.

11. Tenant has not subleased all or any portion of the Demised Premises or assigned any of its rights under the Lease, nor pledged any interest therein, except as follows: (if none, so state).

12. Tenant does not have any rights or options to purchase the Property, or any portion thereof.

13. If the Lease is guaranteed, the Guaranty is unmodified and in full force and effect. There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships, or voluntary or involuntary proceedings in bankruptcy or pursuant to any other laws for relief of debtors contemplated or filed by any Guarantor or pending against any Guarantor.

14. Except as set forth below, Tenant does not have any options, rights of first refusal, rights of first offer or similar rights to other space within the Property, and such rights, if any, are subject to all preexisting rights accorded to other tenants: (if none, so state).

15. Upon being notified of the closing of the proposed purchase, sale and assignment, Tenant agrees to recognize Purchaser as Landlord under the Lease and to send all rental payments and communications permitted or required under the Lease to such address as Landlord may, in writing, direct.

16. This Tenant Estoppel Certificate Form shall inure to the benefit of and be binding upon, and may be relied upon and be enforced by the Purchaser, its respective successors and/or assigns. To the extent that the matters set forth in this Tenant Estoppel Certificate Form vary or conflict with the terms and conditions of the Lease, the matters contained herein shall supersede those contained in the Lease.

17. The person(s) whose signature(s) appear(s) below is duly and fully authorized to execute this Tenant Estoppel Certificate Form and has full knowledge of the facts and statements recited herein and acknowledge(s) full and proper execution of the Lease.

     IN WITNESS WHEREOF, the Tenant has executed and delivered this Tenant Estoppel Certificate Form this ____ day of __________________, 19.




                                     TENANT:


                                     By:_______________________________________

                                     Its:______________________________________


                                     GUARANTOR:
                                     (If Applicable)


                                     By:_______________________________________

                                     Its:______________________________________



                                      F-2